Exhibit 10.15

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS. NO INTEREST IN THIS NOTE MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE ACT WHERE THE HOLDER HAS FURNISHED TO THE COMPANY AN OPINION OF ITS COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE

                            HUDSON TECHNOLOGIES, INC.

                        10% SUBORDINATED CONVERTIBLE NOTE

$_________________                                             December 20, 2002

                                                     Pearl River, New York

                             MAKER'S PROMISE TO PAY

      FOR VALUE RECEIVED, Hudson Technologies, Inc., a New York Corporation having its principal offices located at 275 North Middletown Road, Pearl River, New York (the "Maker") promises to pay, subject to the Conditions to Repayment as set forth below, to the order of __________________________________ (the
"Payee") having an address at ________________, at Payee's address set forth above (or at such other place as the holder of this Note may from time to time direct by notice in writing to Maker), the principal sum of ______________________________($00.00) Dollars in such coin or currency of the
United States as shall at the time be legal tender for the payment of public and private debts, on December , 2004 (the "Maturity Date") as evidenced by this instrument (the "Note"). The Payee, assignee or anyone entitled to receive payments under this Note shall be hereinafter referred to as the "Note Holder".

                                    INTEREST

      Interest will be charged on the outstanding principal of this Note from time to time until the full amount of principal has been paid, at an annual rate of ten (10.00%) percent (the "Note Rate").

                                    PAYMENTS

Subject to the Conditions to Repayment set forth below, interest accrued on the outstanding principal amount of this Note shall be payable quarterly, in arrears, on each of April 1, July 1, October 1, and January 1, (each an "Interest Payment Date"), commencing on April 1, 2003. Payments shall be deemed timely if made within fifteen (15) days of the Interest Payment Date. The remainder accrued interest shall be payable in full on the earlier to occur of
(i) the Maturity Date and (ii) the date of the occurrence of an Event of Default hereunder.

[Interest accrued on the outstanding principal amount of this Note shall otherwise be payable quarterly in arrears on each of April 1, July 1, October 1, 2003 and January 1, (each an "Interest Payment Date"). Payee however has elected to defer the payments of interest accruing on the outstanding principal of this Note until the Maturity Date of the Note and all such deferred interest will be added to the unpaid principal amount of the Note on each Interest Payment Date and will accrue interest at the Note Rate.]

Interest shall accrue on past due principal and accrued and unpaid interest (other than with respect to interest payments made within the grace period after an Interest Payment Date as noted above in paragraph a) at the annual rate of fifteen (15%) percent (the "Default Rate"). Notwithstanding anything to the contrary contained in this Note, Maker shall not be obligated to pay, and the Payee shall not be entitled to charge, collect or receive, interest in excess of the maximum rate allowed by applicable law. During any period of time in which the interest rate specified herein exceeds such maximum rate, interest shall accrue and be payable at such maximum rate. Any amounts of interest collected by Payee in excess of such maximum rate shall be deemed to apply to principal and all payments of interest and principal shall be recalculated to allow for such characterization.

All payments received on account of this Note shall be applied first to the payment of accrued interest on this Note and then to the reduction of the unpaid principal balance of this Note. Interest, whether at the Note Rate or the Default Rate, shall be computed on the basis of a year of 360 days, for the actual number of days elapsed.

[Other than with respect to the deferred quarterly interest payments], In the event that the date for payment of any amount payable under this Note falls due on a Saturday, Sunday or public holiday under the laws of the State of New York, then such payment shall be made on the first business day following the date on which such payment shall have so fallen due, without any interest or other payment in respect of such delay, with the same force and effect as if made on the date payment had originally fallen due.

                             MAKER'S RIGHT TO PREPAY

Subject to the Conditions to Repayment set forth below, upon twenty (20) days prior written notice, Maker has the right to prepay, only in shares of common stock, par value $.01 per share ("Common Stock") of the Maker based upon the Conversion Rate (as defined below) of the Notes then in effect, all or any portion of this Note without the consent of the holder and without a prepayment penalty.

Any partial prepayment shall be first applied to all accrued and unpaid interest outstanding as of the date of the prepayment before applying any prepayment to reduce the outstanding principal amount of the Note.

                             CONDITIONS TO REPAYMENT

Until all Obligations under the Loan Agreement dated as of April 29, 1998 (the Loan Agreement), between The CIT Group/Business Credit, Inc. ("CIT Group") and Hudson Technologies Company ("Hudson"), a wholly-owned subsidiary of the Maker, are fully and finally paid and satisfied, the Maker shall not pay in cash any principal or interest outstanding under this Note, including any cash prepayment of principal or interest. For purposes of this Section 5, the term "Obligations" means all revolving credit facilities, term loans, loans made for the purpose of financing capital expenditures and accommodations including, without limitation, letters of credit, bankers' acceptances, merchandise purchase guarantees or other guarantees or indemnities for Hudson's account, currently outstanding or hereinafter incurred and made or extended to Hudson by CIT Group and evidenced by the Loan Agreement.

Notwithstanding anything to the contrary set forth in paragraph 5.1 above, the Maker may make:

cash payments of interest on each Interest Payment Date provided that: (i) no event of default under the Loan Agreement shall then exist or have occurred and be continuing which event of default shall not have been cured by Hudson or Maker or waived by CIT Group, and (ii) the aggregate amount of such payments of interest by the Maker to the holders of notes of the series of which this Note forms a part (the "Convertible Notes" which includes the convertible promissory notes ("Exchange Notes") issued in exchange ("Note Exchange") for the Maker's bridge notes and which Exchange Notes are identical in terms to the Convertible Notes), shall not exceed $20,000 in any calendar year; and

cash payments of principal on the Maturity Date provided that: (i) no event of default under the Loan Agreement shall then exist or have occurred and be continuing, which event of default shall not have been cured by Hudson or Maker or waived by CIT Group, and (ii) immediately after giving effect to any such payment of principal and to any related payment or funding by Hudson to Maker, Hudson having net availability (as such term is defined in the Loan Agreement) of not less than $200,000 and combined net availability and cash balances of not less then $850,000.

In the event that the cash payment of interest to Note Holders on any Interest Payment Date shall exceed the maximum allowable pursuant to Section 5.2(a) above, such cash payment of interest shall be made on a pro rata basis among the Note Holders entitled to such interest payment based upon the percentage of each such Note Holder's aggregate principal and accrued interest as of such Interest Payment Date, against the aggregate principal amount and accrued interest under the Notes held by the Note Holders entitled to such interest payment as of the Interest Payment Date; and the balance of any such interest payment to each Note Holder entitled thereto shall be added to principal amount of such Note Holder's Note on the Interest Payment Date and shall accrue interest at the Note Rate.

This note is subject to the terms of a separate written consent by and between, among others, maker, Hudson Technologies Company, CIT Group and Payee.

                       MAKER'S FAILURE TO PAY AS REQUIRED

      Not in limitation of any other right at law or in equity, upon the occurrence of any of the following events of default (each, an "Event of Default"), the unpaid principal amount of this Note shall become immediately due and payable by the Maker, together with the interest accrued thereon, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Maker:

Other than as a result of the restrictions set forth in Section 5 above, the Maker's failure to make any payment of principal and/or interest due under this Note on the date the same is due;

Other than as a result of the restrictions set forth in Section 5 above, the Maker's failure to keep and perform all promises, agreements, conditions and provisions of this Note, which, if such default does not involve the payment of money, is not cured within ten days;

The Maker makes a general assignment for the benefit of creditors; or files a voluntary petition in bankruptcy, or a petition for reorganization, arrangement, composition, readjustment or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or not contesting the material allegations of a petition against it in any such proceeding; or admits in writing its inability to pay its debts as they become due; or permits an attachment to be made on any substantial part of Maker's property or assets; or if an involuntary petition in bankruptcy is filed against any obligor and not dismissed within sixty (60) days; or if a receiver or trustee is appointed for all or any part of the property and assets of any obligor.

      Upon any such Event of Default, Maker will be liable to the Note Holder for interest at the Default Rate from the date of such Event of Default, together with all reasonable expenses incurred by the Note Holder in the collection of this indebtedness resulting from such Event of Default, including, without limitation, the Note Holder's reasonable fees for one attorney of its choice for representation of the Note Holder in connection with the collection of such indebtedness.

                                REQUIRED NOTICES

      Unless applicable law requires a different method, any notice required to be given to any of the parties hereto shall be in writing and shall be deemed to have been sufficiently given by delivering it or by mailing it by first class mail to such party at the address set forth above or any alternate address as provided by such party in writing.

                                   CONVERSION

The Note Holder, at his or its option, is entitled, upon but not prior to the first anniversary of the date of this Note and at any time prior to the payment in full of the principal amount of this Note by the Maker, to convert all of the principal amount of this Note at the time outstanding or any portion thereof, together with accrued but unpaid interest thereon, into shares ("Conversion Shares") of Common Stock at an initial conversion price equal to the average closing price of the Maker's Common Stock as reported on the Nasdaq Small

Cap Market for the five business days preceding the date of this Note, which shall be subject to adjustment from time to time pursuant to this Section 8 ("Conversion Rate").

Conversion of this Note, and accrued and unpaid interest thereon, may be effected by the Note Holder transmitting to the Maker, at its principal office by facsimile transmission, a written notice (a "Conversion Notice") stating the principal amount of the Note the Note Holder elects to convert in accordance with the provisions of this Section 8.2 and specifying the name or names in which such Note Holder wishes the certificate or certificates for Conversion Shares to be issued and by delivering to the Maker, at such principal office within ten (10) business days thereafter, the original Conversion Notice and this Note by express courier. In case the Conversion Notice specifies a name or names other than that of the Note Holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of Conversion Shares in such other name or names. Other than such taxes, the Maker will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of Conversion Shares pursuant hereto. As promptly as practicable, and in any event within five (5) business days after the date of the receipt by the Maker of this Note or Notes and the receipt of the original Conversion Notice relating thereto (the "Delivery Date") and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Maker that such taxes have been paid), the Maker shall deliver or cause to be delivered to Note Holder, by express courier, certificates representing the number of validly issued, fully paid and nonassessable full Conversion Shares to which the Note Holder shall be entitled. Such conversion shall be deemed to have been made at the close of business on the date of receipt by the Maker of a Conversion Notice by facsimile transmission as permitted by this provisions of this Section 8.2, so that the rights of the Note Holder under this Note shall cease, except for the right to receive Conversion Shares with respect to the principal amount and accrued unpaid interest thereon so converted and a new Note for any principal amount remaining unpaid, and the person entitled to receive such Conversion Shares shall be treated for all purposes as having become the record holder of such Conversion Shares at such time, provided that if this Note and the original Conversion Notice are not received by the Maker within ten (10) business days after the Maker's receipt of a Conversion Notice by facsimile transmission, the rights of the Note Holder under this Note (to the extent converted) will cease at the close of business on the day the Maker actually receives the original Note and the original Conversion Notice pertaining thereto.

Notwithstanding any contrary provision contained herein, at any time prior to the first anniversary of this Note, all of the outstanding principal and accrued interest of the Note shall either (i) be applied to the purchase of securities to be offered by the Maker at the public offering purchase price, in any public offering by the Maker of equity securities which, when aggregating the outstanding principal and accrued interest of the Convertible Notes and all additional proceeds from new investors, equals not less than $2,000,000 (the "Equity Offering"), or (ii) in the event of such Equity Offering, be converted into Conversion Shares at the then-effective Conversion Rate. The Note Holder will have the right to determine, to the extent that securities are available for purchase in the Equity Offering, whether to apply the outstanding principal and interest, if any, of this Note to the purchase of the securities in the Equity Offering or to convert the same into Conversion Shares at the then-effective Conversion Rate; provided, however, that in the event that all or a portion of outstanding principal and interest, if any, of this Note exceeds the number of equity securities available in the Equity Offering, the balance of this Note not applied to the purchase of equity securities will be converted into Conversion Shares at the then-effective Conversion Rate.

Upon conversion, the Note Holder shall be entitled at the Note Holder's option, to receive any accrued and unpaid interest on the principal amount of this Note converted, to the date of such conversion, in the form of Conversion Shares.

In connection with the conversion of this Note, no fractional amount of Conversion Shares shall be issued, but, in lieu thereof, the Maker shall round such fractional amount to the nearest whole Conversion Share.

The Maker shall at all times reserve and keep available for issuance upon the conversion of this Note, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of this Note in full, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of this
Note in full.

o Except with respect to the securities set forth in paragraph (b) below, in case the Maker shall at any time after the date hereof issue or sell any shares of Common Stock, including shares held in the Maker's treasury, or shall issue any options, rights or warrants to subscribe for shares of Common Stock or other equity or debt securities exercisable into or exchangeable for shares of Common Stock (each, an "Additional Issuance"), for a consideration per share less than the Conversion Rate then in effect, the Conversion Rate shall be adjusted immediately thereafter such that it shall equal the consideration per share received by the Maker for the securities issued in such Additional Issuance. Such adjustment shall be made successively whenever such an Additional Issuance is made for consideration per share below the Conversion Rate then in effect.

The adjustment of the Conversion Rate set forth in paragraph (a) above shall not apply to options granted by the Maker pursuant to stockholder-approved option plans of the Maker nor to the issuance of Common Stock upon exercise of such options or upon the exercise of options, warrants or other securities exercisable for or exchangeable into Common Stock outstanding immediately prior to the date of this Note or the conversion of convertible debt of the Maker outstanding immediately prior to the date of this Note.

o In the event that, at any time and from time to time, the Maker shall issue additional shares of Common Stock (or securities convertible into or exchangeable for Common Stock) in a stock dividend, stock distribution, or subdivision paid with respect to Common Stock, or declare any dividend or other distribution payable with additional shares of Common Stock (or securities convertible into or exchangeable for Common Stock) with respect to Common Stock, or effect a split or subdivision of the outstanding shares of Common Stock, the Conversion Rate shall, concurrently with the effectiveness of such stock dividend, stock distribution, or subdivision, or the earlier declaration thereof, be proportionately decreased, and the number of shares of Common Stock issuable upon conversion of this Note shall be proportionately adjusted such that, to avoid dilution of the Note Holder's position, the Note Holder shall thereafter be entitled to receive on conversion of this Note an additional number of shares of Common Stock which such Note Holder would received upon or by reason of any of the events described above, had this Note been converted immediately prior to the occurrence of such event.

In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Rate shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased and the number of shares of Common Stock issuable upon conversion of this Note shall be proportionately adjusted so that the Note Holder shall be entitled to receive upon conversion of this Note, the aggregate number of shares of Common Stock which such Note Holder would have been entitled to receive if this Note had been converted immediately prior to the occurrence of such combination or consolidation.

In case of any consolidation or merger of the Maker with or into another corporation or entity in which the Maker is not the surviving or resulting company, or in case of any sale or conveyance to another company or entity of all or substantially all of the assets of the Maker (each of the foregoing being referred to as a "Transaction"), this Note shall thereafter be convertible into, in lieu of Common Stock issuable upon such conversion prior to consummation of such Transaction, the kind and amount of shares of stock and other securities and/or property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which this Note was convertible immediately prior to such Transaction (including, on a pro rata basis, the cash, securities or property received by holders of Common Stock in any tender or exchange offer that is a step in such Transaction). In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section 8 shall be deemed to apply, so far as appropriate and nearly as may be, to such other securities or property.

For the purposes of any computation to be made in accordance with this Section, the following provisions shall be applicable: (a) in case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Maker for such shares (or, if shares of Common Stock are offered by the Maker for subscription, the subscription price); (b) in case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Maker) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Maker; (c) shares of Common Stock issuable by way of dividend or other distribution on any stock of the Maker shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration; (d) the reclassification of securities of the Maker other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided above; and (e) the number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable upon the exercise of options, rights, warrants and upon the conversion or exchange of convertible or exchangeable securities.

The Maker shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Maker but will at all times in good faith assist in the carrying out of all the provisions of this Section 8 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Convertible Notes against impairment.

Upon the occurrence of each adjustment to the Conversion Rate pursuant to this
Section 8, the Maker, at its expense, shall cause its independent auditors to promptly compute such adjustment in accordance with the terms hereof and furnish to each holder of Convertible Notes a certificate of such auditors setting forth such adjustment and showing in detail the facts upon which such adjustment is based.

The Maker shall mail to each holder of Convertible Notes at their addresses as shown on the records of the Maker, as promptly as possible, but in any event not fewer than 15 days prior to the applicable record date, a notice stating (i) the date on which any merger, consolidation, recapitalization, or reorganization of the Maker, or sale of all or substantially all of the Maker's assets, or any other similar transaction or any corporate transaction requiring the vote of the stockholders of the Maker, (ii) the record date therefor, and (iii) the consideration (by class and series) to be paid to holders of capital stock of the Maker upon consummation thereof.

                              ISSUANCE OF WARRANTS

      On the earlier of (a) December 20, 2003, or (b) the consummation by the Maker of an Equity Offering described in Section 8.3 above, the Maker will issue to the Note Holder Common Stock purchase warrants (the "Convertible Note Warrants") to purchase an aggregate number of shares of Common Stock equal to 10% of the number of shares of Common Stock into which this Note is convertible at December 20, 2002. Each Convertible Note Warrant will be exercisable to purchase one share of Common Stock for a period of five years from issuance at an exercise price (the "Exercise Price") equal to 110% of the lesser of (i) the Conversion Rate of this Note as of December 20, 2002, or (ii) the Conversion Rate of this Note on the date of issuance of the Convertible Note Warrants. The Exercise Price of the Convertible Note Warrants will be subject to anti-dilution adjustment on terms substantially similar to the anti-dilution adjustment of the Conversion Rate of this Note set forth in Section 8 above.

                                  MISCELLANEOUS

No delay or omission by the Note Holder in exercising any right or power hereunder shall operate as a waiver of such right or power, and a waiver on one occasion shall not be construed as a waiver or a bar to the exercise of any right on any other occasion.

The rights and remedies of the Note Holder as provided in this Note shall be cumulative and concurrent, and may be pursued singly, successively, or together at the sole discretion of the Note Holder. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release of said rights or remedies or of the right to exercise them at any time later.

None of the terms and conditions of this Note may be amended, modified or waived orally, but only in a writing signed by the Maker and the Note Holder.

This Note shall be governed by, and construed in accordance with, the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected hereby.

This Note shall be binding upon the Maker and the Maker's successors and assigns; provided that the Maker may not assign this Note without the Note Holder's consent.

WITNESS THE HAND(S) AND SEAL(S) OF THE UNDERSIGNED.

                                          HUDSON TECHNOLOGIES, INC., Maker

                                          By:
                                             -----------------------------------

                        BLANK ROME TENZER GREENBLATT LLP
                              The Chrysler Building
                              405 Lexington Avenue
                            New York, New York 10174